UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 16, 2006

BROADWING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-30989	52-2041343
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1122 Capital of Texas Highway

Austin, Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 742-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 16, 2006, Broadwing Corporation (the “Company”) closed the private placement of $150,000,000 in aggregate principal amount of its 3.125% Convertible Senior Debentures due 2026 (the “Debentures”) pursuant to the Purchase Agreement (the “Purchase Agreement”) dated as of May 9, 2006 with Jefferies & Co., Inc. and CIBC World Markets Corp. (collectively, the “Initial Purchasers”).

The Company entered into a Registration Rights Agreement dated as of May 16, 2006 with the Initial Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agreed to use commercially reasonable efforts to file a registration statement to register the Debentures, the guarantees and the shares of common stock issuable upon conversion of the Debentures within 90 days from the closing of the transaction, to cause the registration statement to become effective within 180 days from the closing and to keep the registration statement effective for a certain period of time. In the event that the Company fails to meet either the filing or the effectiveness deadlines or requirements, the Company shall become subject to certain liquidated damages as described in the Registration Rights Agreement, which shall be payable on the interest payment dates.

In addition, in connection with the completion of the private placement of the Debentures, the Company executed an Indenture (the “Indenture”) dated as of May 16, 2006, with JP Morgan Chase Trust Company, National Association, as trustee, which governs the terms and conditions of the Debentures. The Debentures are general, unsecured obligations of the Company and rank effectively junior in right of payment to the Company’s existing and future secured debt to the extent of the value of the assets securing such debt, equal in right of payment with all of the Company’s existing and future unsubordinated, unsecured debt and senior in right of payment to any future debt that is subordinated to the Debentures. Certain other terms of the Debentures were previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2006 and such disclosure is incorporated herein by reference.

The Indenture, the Purchase Agreement and the Registration Rights Agreement are filed herewith as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, and the description of the Indenture, the Purchase Agreement and the Registration Rights Agreement contained herein is qualified by reference to those exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to the closing of the private placement of the Debentures to the Initial Purchasers, which disclosure is incorporated herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to the closing of the private placement of the Debentures to the Initial Purchasers, which disclosure is incorporated herein by this reference.

The Company offered and sold the Debentures, the guarantees and the shares of common stock issuable upon conversion of the Debentures to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the securities to qualified institutional buyers pursuant to Rule 144A and to certain persons in offshore transactions pursuant to Regulation S under the Securities Act of 1933. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

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The Debentures, the guarantees and the shares of common stock issuable upon conversion of the Debentures have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture by and between Broadwing Corporation and JP Morgan Chase Trust Company, National Association, dated as of May 16, 2006.

10.1	Purchase Agreement by and between Broadwing Corporation and Jefferies & co., Inc. and CIBC World Markets Corp., dated as of May 9, 2006.

10.2	Registration Rights Agreement by and between Broadwing Corporation and Jefferies & Co., Inc. and CIBC World Markets Corp., dated as of May 16, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADWING CORPORATION

By:	/s/ Lynn D. Anderson
Senior Vice President, Chief Financial Officer and Treasurer

Date: May 18, 2006

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